UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2006

Language Line, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	333-118753	20-0997805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lower Ragsdale Drive

Monterey, CA 93940

(Address of Principal Executive Offices, including Zip Code)

(877) 886-3885

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2006, Language Line, Inc. (the “Company”) issued a press release announcing the promotion of Louis F. Provenzano to the position of President and Chief Operating Officer, effective as of October 1, 2006, and the upcoming appointment of Mr. Provenzano to the Company’s Board of Directors. Such press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Provenzano, age 47, had served as the Company’s Executive Vice President of Sales and Marketing since October 1, 2005. Mr. Provenzano joined the Company in November 2004 as Senior Vice President of Sales. Prior to joining the Company and since December 2002, Mr. Provenzano was Vice President of Worldwide Sales and Account Management for Metavante, a subsidiary of M&I Bank. Prior to that and since 1989, Mr. Provenzano held positions of Vice President of Worldwide Sales for Alysis Technologies (acquired by Pitney Bowes) and Senior Vice President of Loan Pricing Corporation (acquired by Reuters).

The Company’s press release, dated August 24, 2006 and attached to this Form 8-K as Exhibit 99.1 is incorporated herein by reference. The press release attached hereto is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Corporation into which it may be incorporated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Language Line, Inc. press release, dated August 24, 2006, announcing the naming of Louis F. Provenzano as President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Language Line, Inc. (Registrant)

Date: August 24, 2006	/s/ Matthew T. Gibbs II
Matthew T. Gibbs II
Chief Financial Officer and Director